Exhibit 10.17

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of August 4, 2004, by and between Demandware, Inc., a Delaware corporation (the “Company”) and                      (the “Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law; and

WHEREAS, the Company’s certificate of incorporation, as currently in effect and hereafter amended (the “Certificate”) and by-laws, as currently in effect and hereafter amended (the “By-Laws” and together with the Certificate, the “Charter Documents”), do not prohibit or restrict contracts between the Company and its directors and officers with respect to indemnification of such directors and officers; and

WHEREAS, the statutory indemnification provisions of the Delaware General Corporation Law (the “DGCL”), Section 145, expressly provide that they are non-exclusive; and

WHEREAS, the Indemnitee and the Company do not regard the protection available under the Charter Documents, the DGCL and the Company’s insurance as adequate in the present circumstances, and consider it necessary and desirable to the Indemnitee’s services as a director and/or officer of the Company to have maximum protection; and

WHEREAS, in view of such considerations, the Company desires to provide, independent from the indemnification to which the Indemnitee is otherwise entitled by law and under the Company’s Charter Documents, indemnification to the Indemnitee and advances of expenses, all as set forth in this Agreement to the maximum extent permitted by law;

NOW, THEREFORE, to induce the Indemnitee to serve and to continue to serve the Company and in consideration of these premises and the mutual agreements set forth in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee, to the fullest extent permitted by law, if Indemnitee is or was a party or is threatened to be made a party to or is otherwise involved in (including, without limitation, as a witness or responding to discovery requests) any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, or investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any appeal therefrom (collectively, “Proceeding”) (other than a Proceeding by or in the right of the Company and/or any of its Subsidiaries to procure a judgment in its favor) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee and/or agent of the Company or any Subsidiary, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, “Corporate Status”), or by reason of any action alleged to have been taken or omitted on the part of

Indemnitee while serving in such capacity, against all Expenses (as defined below), judgments, penalties, fines and amounts paid in settlement, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of the foregoing, actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or such Subsidiary, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. As used herein, (i) “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries, and (ii) “Expenses” shall mean all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in a Proceeding, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee, to the fullest extent permitted by law, if, by reason of his Corporate Status, or by reason of any action alleged to have been taken or omitted on the part of Indemnitee while serving in such capacity, Indemnitee was or is a party or is threatened to be made a party to or is otherwise involved in (e.g. as a witness) any threatened, pending or completed Proceeding brought by or in the right of the Company or any Subsidiary to procure a judgment in its favor, against all Expenses, and, to the extent permitted by law, amounts paid in settlement, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of the foregoing, actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or such Subsidiary, except that, if applicable law so provides, no such indemnification shall be made under this Section 1(b) in respect of any Proceeding, claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company or such Subsidiary, unless and only to the extent that the Delaware Court of Chancery or any other court in which such Proceeding is or was brought shall determine upon application that, despite the final adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such reasonable Expenses as the Court of Chancery or other such court shall deem proper.

(c) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Section 1(a) or Section 1(b) above, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. Without limiting the generality of the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) a final adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal action or proceeding, a final adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the

Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.

(d) Advancement of Expenses. The Company shall advance, without duplication, all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding referenced in Section 1(a) or 1(b) above (including, without limitation, retainers and prepaid, deposited or escrowed amounts), in the event of the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. All such undertakings shall be unsecured, shall bear no interest and shall be accepted without reference to the financial ability of the Indemnitee to make repayment.

2. Notice of Proceeding and Review of Indemnification Request.

(a) Notice. Indemnitee shall give the Company notice in writing, as soon as practicable, of any Proceeding for which Indemnitee expects to or will seek indemnification or for which indemnification could be sought under this Agreement. Such notice shall include a written request for indemnification, and shall be accompanied by a copy of any summons, citation, subpoena, complaint, and/or indictment received by Indemnitee, as well as any other documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee shall direct such notice, request and documentation to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notwithstanding the foregoing, any failure of Indemnitee to provide such notice to the Company or to provide such notice in a timely fashion shall not relieve the Company of any liability that it may have to Indemnitee unless and to the extent such failure actually and materially prejudices the interests of the Company.

(b) Assumption of Defense and Selection of Counsel. With respect to any Proceeding of which the Company is notified under the preceding Section 2(a), the Company shall be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so, in which case Indemnitee shall provide the Company such information and cooperation as the Company may reasonably require in connection with such defense and as shall be within Indemnitee’s power to so provide. After delivery of such notice from the Company to the Indemnitee of its intention to assume the defense of the Proceeding, Indemnitee’s approval of Company counsel, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to such Proceeding, other than as provided below. The Indemnitee shall have the right to employ his own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after such notice, approval and retention shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. Notwithstanding any of the foregoing, (i) the Company shall not be permitted to settle any Proceeding, or any claim, issue or matter therein, on behalf of the Indemnitee, without the prior written consent of Indemnitee, unless the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential or resulting liability or the Indemnitee is otherwise fully indemnified against all such liability.

(c) Procedure for Review; Reviewing Party; Payment. Any indemnification and Expense advances provided for in Section 1 and this Section 2 shall be made by the Company promptly, and in any event within thirty (30) calendar days after receipt by the Company of the applicable written request of the Indemnitee, except that Expense advances pursuant to Section 1(d) shall be made no later than ten (10) calendar days after such receipt (each, a “Payment Period”), unless in any case with respect to such requests the Company determines prior to expiration of the applicable Payment Period that the Indemnitee did not meet the applicable standard of conduct for indemnification set forth in this Agreement. The Company’s determination as to whether the Indemnitee meets the applicable standard of conduct shall be made, within the applicable Payment Period, by: (i) a majority vote of the directors of the Company who are not at that time parties to the Proceeding in question (“Disinterested Directors”), even though less than a quorum of the Board; or (ii) a committee of such Disinterested Directors designated by majority vote of such Disinterested Directors, even though less than a quorum of the Board; or (iii) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Legal Counsel (as defined below) in a written opinion to the Company, a copy of which shall be promptly delivered to the Indemnitee; or (iv) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question (the party making the determination in accordance with the foregoing as to whether the Indemnitee meets the applicable standard of conduct being referred to herein as the “Reviewing Party”).

“Independent Legal Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term Independent Legal Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(d) Procedure for Selecting of Independent Legal Counsel. Whenever pursuant to this Agreement Independent Legal Counsel is to be selected for purposes of determining Indemnitee’s entitlement to indemnification, such selection shall be made in accordance with the provisions of this Section 2(d). The Independent Legal Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Legal Counsel so selected. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined above, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If a written objection is made and substantiated, the Independent Legal Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. The Company agrees to abide by the opinion of Independent Legal Counsel and to fully indemnify such counsel against any and all

Expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or such Independent Legal Counsel’s engagement pursuant hereto, including, without limitation, paying all reasonable fees and expenses incident to the procedures of this Section 2(d), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

(e) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Proceeding pursuant to Section 2(a) hereof, the Company has director and officer liability insurance or any other applicable insurance in effect, the Company shall give prompt notice of the commencement, or the threat of the commencement, of such Proceeding to the insurers in accordance with the procedures set forth in the respective applicable insurance policies. The Company shall thereafter take all necessary action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies; provided that no such payments by such insurers shall relieve the Company of any liability or obligation which it may have to the Indemnitee except as and to the extent expressly provided under this Agreement.

3. Indemnitee’s Right to Enforce Indemnification Provisions; Presumptions and Burden of Proof; Expenses of Enforcement.

(a) Right to Enforce Indemnification. If the Company denies Indemnitee’s request for indemnification or Expense advances provided for in this Agreement, in whole or in part, or if disposition and payment thereof is otherwise not made within the applicable Payment Period(s) referred to above, the right to such indemnification or Expense advances shall be enforceable by the Indemnitee in the Delaware Court of Chancery or any other court of competent jurisdiction.

(b) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether an Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that an Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by such Indemnitee to secure a judicial determination that such Indemnitee should be indemnified under this Agreement or applicable law, shall be a defense to such Indemnitee’s claim or create a presumption that such Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to indemnification or Expense advances hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled, by clear and convincing evidence. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or relevant Subsidiary, including financial statements, or on information supplied to Indemnitee by the officers of the Company or relevant Subsidiary in the course of their duties, or on the advice of legal counsel for the Company or relevant Subsidiary, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or relevant Subsidiary. The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or any of its Subsidiaries shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section 3(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(c) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 3 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(d) In the event that a determination shall have been made pursuant to Section 2(c) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 3 shall be conducted in all respects as a de novo trial, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(e) Expenses of Enforcing Indemnification. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action pursuant to comparable procedures as those set forth in Section l(d) above with respect to advancement of Expenses for indemnification claims under Sections l(a) and l(b), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation Expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement Expenses with respect to such action pursuant to comparable procedures as those set forth in Section l(d) above with respect to advancement of Expenses for indemnification claims under Sections l(a) and l(b), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

4. Additional Indemnification Rights.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Charter Documents or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, an officer, or an agent, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity; Effectiveness; Survival of Rights. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Charter Documents, any other agreement, any vote of stockholders or directors, the DGCL or other applicable law, or otherwise, both as to action taken or omitted in Indemnitee’s official capacity and as to action taken or omitted in another capacity while holding such office. This Agreement shall be effective as of the date set forth on the first page and shall apply to acts or omissions of

Indemnitee that occurred prior to, on, and/or after such date, provided that Indemnitee was serving in an indemnified capacity at the time such act or omission occurred. Without limiting the generality of the foregoing, the indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of the applicable action, suit or other covered Proceeding.

(c) Company Amendments. The Company shall not adopt any amendment to the Company’s Charter Documents, the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to this Agreement, the Charter Documents, the DGCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the board of directors or the stockholders, as the case may be. If the Company shall adopt any amendment to the Charter Documents the effect of which would be to so deny, diminish or encumber the Indemnitee’s rights to indemnity, such amendment shall apply only to acts or failures to act occurring entirely after the date upon which such amendment was approved.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement (including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion to which Indemnitee is entitled.

6. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) to the extent not otherwise prohibited by this Agreement, with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Charter Documents or any applicable statute or other law, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Proceeding, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, or insurance recovery, as the case may be; or

(b) Lack of Good Faith. To indemnify Indemnitee with respect to any Proceedings instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction finally determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous; or

(c) Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) to the extent such Expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of insurance; or

(d) Claims under Section 16(b). To indemnify Indemnitee for the payment of profits inuring to and recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute, and any Expenses incurred with respect thereto; or

(e) Other Court Determinations. To indemnify Indemnitee for any acts or omissions, or transactions, from which a court of competent jurisdiction finally determines an officer or director, as applicable, may not be relieved of liability under applicable law or pertinent public policy; or

(f) Fraud. To indemnify Indemnitee if a court of competent jurisdiction finally determines that Indemnitee has committed fraud on the Company.

7. Contribution. If the indemnification provided for in Section 1 above is unavailable for any reason other than the statutory limitations set forth in the DGCL or common law relating thereto, then in respect of any claim, incident or other Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such claim, incident or other Proceeding) the Company shall contribute to the amount of the Indemnitee’s Expenses in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction from which such claim, incident or Proceeding arose, and (b) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation or any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The foregoing provisions notwithstanding, no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

8. Mutual Acknowledgement Regarding Public Policy. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the U.S. Securities and Exchange Commission (the “SEC”) to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

9. Director and Officer Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director of the Company or a Subsidiary; or of the Company’s officers, if Indemnitee is not a director of the Company or a Subsidiary but is an officer thereof.

10. No Duplication of Payments. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be liable under this Agreement to make any payment in connection with any Proceeding against Indemnitee to the extent such Indemnitee has actually received payment (under any insurance policy, provision of the Charter Documents or otherwise) of the amounts otherwise indemnifiable hereunder.

11. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

(b) Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the exclusive jurisdiction of Massachusetts for any purpose in connection with any actions or proceedings that arise out of or relate to this Agreement.

(c) Entire Agreement; Amendments; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by Indemnitee and an authorized officer of the Company who is not Indemnitee. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d) Construction of Ambiguities. This Agreement is the result of negotiations between, and has been reviewed by, each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) on the first business day after the date on which it is mailed by overnight courier service or transmitted via facsimile or (iii) on the third business day after the date on which it is mailed by certified or registered mail with postage prepaid:

(i) If to Indemnitee, at the address specified on the signature page of his Agreement; and

(ii) If to the Company to:

Demandware, Inc.

1050 Winter Street

Suite 1000

Waltham, Massachusetts 02451

Attention: Chief Executive Officer

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors And Assigns. This Agreement shall be binding upon the Company and its successors and assigns, including without limitation any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all or a substantial part of the business or assets of the Company. This Agreement shall inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives, executives and administrators. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(h) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

(i) Company Acknowledgement regarding Consideration. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee and/or agent of the Company and/or any of its Subsidiaries, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

(j) Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, if this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

(k) Construction of Certain Phrases.

(i) For purposes of this Agreement, references to the “Company” shall include, in addition to Enfinity.com, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Enfinity.com, Inc. (or any of its Subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(ii) For purposes of this Agreement, without limitation, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or any Subsidiary, which imposes any duties on, or involves services by Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries.

(1) Company Compliance with Law. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

(m) Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee or Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed forever released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

(n) Headings. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term of provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

DEMANDWARE, INC.

By:	/s/ Stephan Schambach
Name:	Stephan Schambach
Title:	CEO and President

INDEMNITEE

[Name of Indemnitee]

Address: